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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 (which incorporated in its entirety the Registration Statement on Form S-3 (No. 33-46212)) and the related Prospectus Supplement of The Stanley Works for the registration of an additional $20,000,000 of debt securities and to the incorporation by reference therein of our reports dated January 29, 1998 and March 26, 1998, with respect to the consolidated financial statements and schedule of The Stanley Works included or incorporated by reference in its Annual Report (Form 10-K) for the year ended January 3, 1998 filed with the Securities and Exchange Commission.

                                                     ERNST & YOUNG LLP

Hartford, Connecticut
February 19, 1999



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